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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 19, 2000



                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


          TENNESSEE                    000-27694               62-1201561
(State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)              File Number)        Identification Number)

             3800 FOREST HILL-IRENE, SUITE 100, MEMPHIS, TENNESSEE     38125
             (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (901) 754-6577

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

On April 19 and 20, 2000, two shareholders filed separate purported class action lawsuits in the United States District Court for the Western District of Tennessee against SCB Computer Technology, Inc. ("SCB"), Ben C. Bryant, Jr., Gary E. McCarter, T. Scott Cobb, and Michael J. Boling. Messrs. Bryant, McCarter and Boling are current executive officers of SCB, while Mr. Cobb is the former Chairman of the Board of SCB who resigned effective as of November 16, 1999. In each case, the plaintiff seeks certification of a plaintiff class consisting of all persons who purchased or otherwise acquired SCB common stock within a specified prior period, other than SCB's directors and officers and related persons and entities. The suits, which are substantially the same, generally allege that the defendants violated federal securities laws by making false and misleading statements regarding SCB's financial results, which artificially inflated the market price of SCB common stock and caused the plaintiffs and other class members to purchase SCB common stock at such inflated prices. The suits seek unspecified monetary damages. SCB is in the process of reviewing the suits and intends to respond to them in a timely manner. As of the date hereof, SCB is unable to predict the outcome of the lawsuits and their ultimate effect, if any, on its financial condition.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2000



                                         SCB COMPUTER TECHNOLOGY, INC.

                                         By:     /s/ Michael J. Boling
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                                                     Michael J. Boling
                                                  Chief Financial Officer




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